EXHIBIT 10.1.3

Confirmation and amendment agreement dated 7 October 2011

relating to the

Swiss Security Agreement dated April 28, 2010

between

Graftech Switzerland SA (formerly UCAR SA)

as Assignor

and

JPMorgan Chase Bank, N.A.

as Assignee

LENZ & STAEHELIN

ATTORNEYS-AT-LAW

TABLE OF CONTENTS

1.	Interpretation		3

2.	Amendment to the 2010 Existing Security Agreement		3

3.	Confirmation relating to the security interest created under the 2010 existing security agreement and continuing security interest		4

4.	Continuation of the 2010 existing Security Agreement		4

5.	Law and Jurisdiction		5

	5.1.	Governing Law	5

	5.2.	Jurisdiction	5

6.	Schedule 1: Current Bank Accounts		1

7.	Schedule 2: Current Assigned Receivables		1

This Confirmation and amendment agreement to the Swiss Security Agreement is made on 7 October 2011 by and between

Graftech Switzerland SA, a company limited by shares organised and incorporated under the laws of Switzerland, having is registered office at 1 Route de Renens, 1030 Bussigny-près-Lausanne, Switzerland;

hereinafter the “Assignor”

and

JPMorgan Chase Bank, N.A., a United States national banking association acting through its office at 383 Madison Avenue, New York 10179, USA;

hereinafter the “Assignee”.

WHEREAS

A.	Under an Amended and Restated Credit Agreement dated 28 April 2010 (the “2010 Credit Agreement”), made inter alia, between the Assignor, the Assignee, as Administrative Agent and Collateral Agent, and the Lenders party thereto, the Borrowers had requested that the Lenders amend and restate the then existing credit agreement, dated February 8, 2005 (the “2005 Credit Agreement”), to continue and modify the credit facilities provided for therein to the Borrowers (as defined therein).

B.	In connection with the 2005 Credit Agreement, the Assignor granted to the Assignee a security interest pursuant to the terms of a Swiss security agreement dated 8 February 2005 (the “2005 Security Agreement”).

C.	In connection with the 2010 Credit Agreement, the Assignor granted to the Assignee a security interest pursuant to the terms of a Swiss security agreement dated 28 April 2010 (the “2010 Existing Security Agreement”), which amended and confirmed the continuity, without novation, of the security interest granted pursuant to the 2005 Security Agreement in light of the 2010 Credit Agreement.

C.	The 2010 Credit Agreement has been amended and restated by an amendment and restatement agreement dated 7 October 2011 between, inter alia, the Assignor and the Assignee (the “2011 Amendment and Restatement Agreement”). The 2010 Credit Agreement, as amended and restated by the 2011 Amendment and Restatement Agreement, will be referred to hereinafter as the “Amended and Restated Credit Agreement”.

D.	Therefore, the Assignor and the Assignee (in its capacity as Administrative Agent and Collateral Agent), have agreed to enter into this Agreement to amend the 2010 Existing Security Agreement in view of the Amended and Restated Credit Agreement and to confirm the continuing validity of the security interest created under the 2010 Existing Security Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

Except as otherwise specified herein, defined terms used in this Agreement shall have the meaning ascribed to them in the Amended and Restated Credit Agreement or the 2010 Existing Security Agreement, whichever is relevant.

2.	AMENDMENT TO THE 2010 EXISTING SECURITY AGREEMENT

The Parties to this Agreement agree that from the date hereof all references in the 2010 Existing Security Agreement to the “Credit Agreement” shall be read as references to the Amended and Restated Credit Agreement. All capitalized terms used in the 2010 Existing Security Agreement and not otherwise defined herein shall as from the date hereof have the meaning ascribed to such terms in the Amended and Restated Credit Agreement. The Parties to this Agreement acknowledge and agree in particular that from the date hereof the notion of Swissco Obligations shall be construed by reference to the Amended and Restated Credit Agreement.

The Parties to this Agreement agree that from the date hereof each reference in the 2010 Existing Security Agreement to Article IV, V, VI, VII, VIII, IX or X of the “Credit Agreement” shall be deemed to be a reference to Article III, IV, V, VI, VII, VIII or IX, respectively, of the Amended and Restated Credit Agreement, and references to Section numbers in such Articles of the “Credit Agreement”, and to Schedules identified by such Section numbers, will be deemed changed to correspond to the numbers of the Articles of the Amended and Restated Credit Agreement in which such Sections appear.

In addition, Schedules 1 and 2 attached hereto, listing the (a) current bank accounts of the Assignor to which the debtors of the Assigned Receivables shall pay, wire transfer or credit any payments due to the Assignor, and (b) current Assigned Receivables as of (i) September 30, 2011 in the case of intercompany loans and intercompany receivables and (b) October 4, 2011 in the case of third party receivables, shall be deemed to replace Schedules 1 and 2 attached to the 2010 Existing Security Agreement as updated from time to time in accordance with Section 2.4.1 of the 2010 Existing Security Agreement. With respect to the updated Schedule 1, the Assignor shall, within ten Business Days from the date hereof, send a Notice of Assignment to the banks (substantially in the form of Schedule 5 to the 2010 Existing Security Agreement) for bank accounts for which such notice was not yet sent.

3.	CONFIRMATION RELATING TO THE SECURITY INTEREST CREATED UNDER THE 2010 EXISTING SECURITY AGREEMENT AND CONTINUING SECURITY INTEREST

The Assignor is and continues to be bound by its obligations as set out in the 2010 Existing Security Agreement, as amended by this Agreement.

The security interest created pursuant to the 2010 Existing Security Agreement shall remain in full force and effect, and shall secure any and all of the Swissco Obligations (as defined in the 2010 Existing Security Agreement), as they may be modified or increased pursuant to the Amended and Restated Credit Agreement and shall accrue to the benefit of the Assignee (as defined in the 2010 Existing Security Agreement), as it may be modified pursuant to the Amended and Restated Credit Agreement.

Neither the Amended and Restated Credit Agreement nor the execution, delivery or effectiveness of this Agreement shall extinguish the obligations for the payment of money outstanding under the 2010 Credit Agreement or discharge or release the security interest created under the 2010 Existing Security Agreement; in particular, there will be no novation of the obligations outstanding under the 2010 Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to the extent modified by the Amended and Restated Credit Agreement and this Agreement.

4.	CONTINUATION OF THE 2010 EXISTING SECURITY AGREEMENT

The 2010 Existing Security Agreement shall remain towards the Parties in full force and effect in its entirety, varied or amended only by the terms of this Agreement.

This Agreement shall form an integral part of the 2010 Existing Security Agreement. This Agreement is a Loan Document.

5.	LAW AND JURISDICTION

5.1.	Governing Law

This Agreement shall be governed by, and shall be construed in accordance with, the laws of Switzerland.

5.2.	Jurisdiction

Any legal action or proceeding with respect to this Agreement and the 2010 Existing Security Agreement shall be submitted exclusively to (i) the jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof or (ii) the ordinary courts of the canton of Geneva. By execution and delivery of this Agreement, the Assignor hereby accepts for itself and in respect of its property, the exclusive jurisdiction of either of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Amended and Restated Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Graftech Switzerland SA

By:	/s/ John D. Moran
Name:	John D. Moran
Title:	Attorney-in-Fact
Place:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Knapp
Name:	Brian Knapp
Title:	Vice President
Place: